EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Phoenix-Opportunities Trust
File Number: 811-7455
Registrant CIK Number: 0001005020

Sub-Item 77Q3


Because the electronic format for filing Form NSAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2,74U1, 74U2, 74V1, and 74V2 correctly, the correct answers are as follows:

72DD1/72DD2-
Series 2 - Class A  $0, Class B $0, Class C $0, Class I $0
Series 3 - Class A  $636, Class B $108, Class C $29, Class
I $1478.


72EE
Series 2 - Class A  $0, Class B $0, Class C $0, Class I $0
Series 3 - Class A  $0, Class B $0, Class C $0, Class I $0


73A1/73A2-
Series 2 - Class A  $0.00, Class B $0.00, Class C $0.00,
Class I $0.00
Series 3 - Class A  $0.239, Class B $0.202, Class C $0.202,
Class I $0.254


74U1/74U2-
Series 2 - Class A 711, Class B 517, Class C 384, Class I
175
Series 3 - Class A 2667, Class B 517, Class C 157, Class I
5677


74V1/74V2-
Series 2 - Class A $18.62, Class B $17.31, Class C $17.31,
Class I $19.23.
Series 3 - Class A $10.30, Class B $10.10, Class C $10.12,
Class I $10.40